SCHEDULE I
                      TO THE Distribution and Service Plan
                        dated June 5, 1995 OF THE VICTORY
                                   PORTFOLIOS

                           Amended as of May 11, 1999

This Distribution Plan shall be adopted with respect to the Shares of the following Funds of The Victory Portfolios:

1.   Victory Financial Reserves Fund

2.   Victory Fund for Income

3.   Victory Institutional Money Market Fund
     Select Shares
     Investor Shares

4.   Victory Lakefront Fund

5.   Victory National Municipal Bond Fund
     Class A Shares

6.   Victory New York Tax-Free Fund
     Class A Shares

7.   Victory Ohio Municipal Money Market Fund

8.   Victory Real Estate Investment Fund

9.   Victory Federal Money Market Fund
     Select Shares
     Investor Shares

10.  Victory Convertible Securities Fund

11.  Victory LifeChoice Conservative Investor Fund

12.  Victory LifeChoice Growth Investor Fund

13.  Victory LifeChoice Moderate Investor Fund

14.  Victory Maine Municipal Bond Fund (Intermediate)

15.  Victory Maine Municipal Bond Fund Class A Shares (Short-Intermediate)

16.  Victory Michigan Municipal Bond Fund

17.  Victory Equity Income Fund

18.  Victory National Municipal Bond Fund (Long)

19.  Victory National Municipal Bond Fund (Short-Intermediate)

20.  Victory Stock Index Fund
     Class G Shares